 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Interim Chief Financial Officer and Principal Accounting Officer

The Boards of Director of Bank of Marin Bancorp (NASDAQ: BMRC) and Bank of Marin (collectively the "Bank") have appointed Larry Olafson as Interim Chief Financial Officer ("CFO") and Cecilia Situ as Principal Accounting Officer effective July 9, 2013.

Prior to being appointed Interim CFO, Mr. Olafson, 66, served as the Bank's Senior Vice President, Controller from July 2006 until retiring in July 2011. Since retiring, he has worked on consulting projects for the Bank from time to time. Before joining the Bank in 2006, Mr. Olafson served as Controller at Sonoma Valley Bancorp from April 2004 to June 2006. Mr. Olafson holds a Master of Accountancy degree from University of North Dakota.

Ms. Situ, 35, joined Bank of Marin in May 2008 and served as First Vice President and Controller from July 2011 to March 2013, when she left for employment at Union Bank. Prior to joining the Bank in 2008, Ms. Situ worked at Deloitte & Touche LLP from January 2002 to May 2008 with last position held as Audit Manager. Ms. Situ is a Certified Public Accountant and holds a Master of Accountancy degree from University of Florida and a Bachelor of Business Administration degree from University of Macau.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 11, 2013	BANK OF MARIN BANCORP
		By:	/s/ Russell A. Colombo
Russell A. Colombo
President &
Chief Executive Officer
(Principal Executive Officer)